Exhibit 10.38

James Hardie 117 Pty Limited
Level 3
22 Pitt Street
Sydney NSW 2000
Australia
Tel +61 2 8274 5239
Fax +61 2 8274 5218
21 March 2007
The State of New South Wales
c/- The Cabinet Office
Level 39, Governor Macquarie Tower
Farrer Place, Sydney NSW 2000
Attention: Deputy Director-General (Legal)
Asbestos Injuries Compensation Fund Limited
Level 3
22 Pitt Street
Sydney NSW 2000
Attention: Chairman
AET Structured Finance Services Pty Limited
Level 22
207 Kent Street
Sydney NSW 2000
Attention: Corporate Trust
Strictly Private & Confidential
Dear Sirs
Performing Subsidiary Intercreditor Deed
We refer to the Performing Subsidiary Intercreditor Deed between the State of New South Wales, Asbestos Injuries Compensation Fund Limited, ourselves and AET Structured Finance Services Pty Limited (Undertaking and Guarantee Trustee) dated 19 December 2006 (Performing Subsidiary Intercreditor Deed).
1. Cross-Reference Correction
Schedule 1 to the Performing Subsidiary Intercreditor Deed includes an incorrect reference to “clause 2.2(b)” in the form of the endorsement to be given by the Undertaking and Guarantee Trustee to the Financier Nomination Letters. The reference should be to “clause 2.2(d)”.
We propose that the Performing Subsidiary Intercreditor Deed be amended by deleting the words “clause 2.2(b)” in the endorsement by the Undertaking and Guarantee Trustee in Schedule 1 to the Performing Subsidiary Intercreditor Deed and inserting the words “clause 2.2(d)”. If you agree to that amendment please sign and return the attached copies of this letter to us and to the Undertaking and Guarantee Trustee.
2. AET Change of Address
We have been advised by the Undertaking and Guarantee Trustee that it has changed its address details to the following:
8843527_2

AET Structured Finance Services Pty Limited
Level 22
207 Kent Street,
Sydney NSW 2000
We have been requested to inform you that under clause 11 of the Performing Subsidiary Intercreditor Deed this letter constitutes the Undertaking and Guarantee Trustee’s notification of its new contact details and therefore all further Communications should be directed to that address. The “Name”, “Attention” and “Facsimile” details all remain the same as previously set out in the Performing Subsidiary Intercreditor Deed.
Please also confirm your acknowledgment and agreement of the above matters by signing and returning the attached copies of this letter to us and to the Undertaking and Guarantee Trustee.
Clauses 1 (Interpretation) and 12 (Governing law and Jurisdiction) of the Performing Subsidiary Intercreditor Deed apply to this letter as they were fully set out in this letter.
Executed as a deed.
Signed, sealed and delivered by James Hardie 117 Pty Limited

/s/ Bruce Potts		/s/ Donald A. J. Salter

Name:	Bruce Potts	Name:	Donald A. J. Salter
Title:	Director	Title:	Director
Accepted and Agreed:
Signed, sealed and delivered by The Honourable John Hatzistergos MLC,
Attorney-General of New South Wales,
for The State of New South Wales

/s/ John Hatzistergos

Signed, sealed and delivered by Asbestos Injuries Compensation Fund Limited in its capacity as trustee for the Charitable Fund

/s/ Peter W. Baker		/s/ Joanne Marchione

Name:	Peter W. Baker	Name:	Joanne Marchione
Title:	Director	Title:	Director
Signed, sealed and delivered by AET Structured Finance Services Pty Limited

/s/ Stuart Howard		/s/ Yvonne Drake

Name:	Stuart Alexander Howard	Name:	Yvonne Drake
Title:	Authorised Officer	Title:	Authorised Officer

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